Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Mallinckrodt plc of our report dated March 13, 2025 relating to the financial statements, which appears in Mallinckrodt plc's Annual Report on Form 10-K for the year ended December 27, 2024.

/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
August 14, 2025